Exhibit 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in Form S-8 (No. 333-139356) filed 14 December 2006 of Global Telecom & Technology, Inc. of our report dated 21 June 2006 relating to the consolidated statements of operation, comprehensive loss, changes in stockholders’ deficit and cash flows of GTT – EMEA Limited (formerly European Telecommunications & Technology Limited) for the year ended December 31, 2004, which is included herein in this Annual Report of Form 10-K.
/s/ PricewaterhouseCoopers LLP
London, England
April 16, 2007